John Q. Doyle President and Chief Executive Officer Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com

February 22, 2024 Mark C. McGivney Hand delivery

Subject: Terms of Employment

Dear Mark,

This fourth amendment to the Letter Agreement, dated September 17, 2015, between you and Marsh & McLennan Companies, Inc. as subsequently amended on January 17, 2018, February 19, 2019 and September 22, 2022 (together, the “Letter Agreement”), revises the terms and conditions of your employment as Senior Vice President and Chief Financial Officer of Marsh McLennan. The Letter Agreement will continue to govern your employment except as specified below:

1.Exhibit A to the Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

The terms of this amendment are effective as of February 22, 2024. Please acknowledge your agreement with the terms of the Letter Agreement, as further amended by this third amendment, by signing and dating this and the enclosed copy and returning one to me.

Sincerely,

/s/ John Q. Doyle
John Q. Doyle
President and Chief Executive Officer
Marsh McLennan

Accepted and Agreed:

/s/ Mark C. McGivney_____________
(Signature)

February 22, 2024________________
(Date)

February 22, 2024
Mark C. McGivney

Exhibit A

Board or Committee Memberships	None
Annual Base Salary	$1,000,000 effective as of April 1, 2024.
Annual Target Bonus Opportunity	Bonus awards are discretionary. Target bonus of $1,750,000 commencing with the 2024 performance year (awarded in February 2025). Actual bonus may range from 0% - 200% of target, based on achievement of individual and Marsh McLennan performance objectives, as Marsh McLennan may establish from time to time.
Annual Target Long-Term Incentive Opportunity	Long-term incentive awards are discretionary. Target award value of $3,000,000, commencing with the award made in 2024.

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